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                                                                    EXHIBIT 4.2

                               PROBUSINESS, INC.

                              AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT



         THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of this 12th day of March, 1997, by and among ProBusiness, Inc., a California corporation (the "Company"), General Atlantic Partners 39, L.P. ("GAP L.P.") and GAP Coinvestment Partners, L.P. ("GAP Coinvestment") (collectively, the "Purchasers"), and the Holders (as defined in the Registration Rights Agreement, dated December 1, 1989, as amended, between the Company and the Original Holders) (the "Original Holders").

                                    RECITALS

         A. The Company and the Original Holders entered into the Original Agreement which provided the Original Holders with certain registration rights on the Common Stock issued or issuable to such Original Holders upon conversion of Preferred Stock or warrants to purchase Preferred Stock of the Company held by such Original Holders.

         B. In connection with the purchase and sale of the Company's Series F Preferred Stock to the Purchasers pursuant to the Series F Preferred Stock Purchase Agreement (the "Stock Purchase Agreement") dated the date hereof between the Company and the Purchasers, the Company and the Purchasers desire to provide for certain registration rights on the Common Stock issuable to the Purchasers upon conversion of the Series F Preferred Stock issued to them under the Stock Purchase Agreement.

         C. Pursuant to Section 2.4 of the Original Agreement, the Original Agreement can be amended by a writing signed by the Company and the Original Holders of a majority of the Registerable Securities (as defined in the Original Agreement).

         D. The Company, the Purchasers and the Original Holders of a majority of the Registerable Securities (as defined in the Original Agreement) wish to amend and restate the Original Agreement.


         In consideration of the mutual covenants set forth herein, the parties hereby agree to amend and restate the Original Agreement as follows:

         1. Restrictions on Transferability of Securities; Compliance with Securities Act.

                 1.1 Restrictions on Transferability. The Registrable Securities (as defined herein) shall not be transferable except upon the conditions specified in this Section 1, which conditions are
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intended to ensure compliance with the provisions of the Securities Act.  Each
Holder (as defined herein) will cause any proposed transferee of the Registrable Securities held by a Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this
Section 1.

                 1.2 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                          "Affiliate" shall mean, with respect to any Person,
any other Person who controls, is controlled by or is under common control with such Person. In addition, the following shall be deemed to be Affiliates of GAP L.P.: (a) General Atlantic Partners, L.L.C. ("GAP LLC"), the members of GAP LLC and the limited partners of GAP L.P.; (b) any Affiliate of GAP LLC, the members of GAP LLC and the limited partners of GAP L.P.; and (c) any limited liability company or partnership a majority of whose members or partners, as the case may be, are members of GAP LLC. In addition, GAP L.P. and GAP Coinvestment shall be deemed to be Affiliates of one another.

                          "Commission" shall mean the Securities and Exchange
Commission or any other federal agency at the time administering the Securities Act.

                          "Holder" shall mean (i) the Purchasers; (ii) the
holders of Series A, Series B, Series C, Series D and Series E Preferred Stock or warrants to purchase Series E Preferred Stock except for Silicon Valley Bank and Coast Business Credit; (iii) any transferee under Section 1.15 hereof; or
(iv) any person made a party to this Agreement pursuant to Section 2.6 hereof, as long as the aforementioned hold outstanding Registrable Securities or Registrable Securities that have not been transferred without complying with
Section 1.15 hereof or of the Original Agreement, or have not been sold to the public.

                         "Initial Public Offering" shall have the meaning as set
forth in Section 1.11.2.

                          "Person" means any individual, firm, corporation,
partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                          "Registrable Securities" means (i) shares of the
Company's Common Stock issued or issuable pursuant to the conversion of the Company's Preferred Stock and (ii) any Common Stock of the Company issued or issuable in respect of the shares of the Company's Common Stock or other securities issued or issuable pursuant to the conversion of the Company's Preferred Stock, upon any stock split, stock dividend, recapitalization, or similar event; provided, however, Registerable Securities shall not include any such shares that were transferred by a Holder to a transferee that did not comply with Section 1.15 hereof or of the Original Agreement.


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                          The terms "register," "registered" and "registration"
refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                          "Registration Expenses" shall mean all expenses
incurred in complying with Sections 1.5, 1.6 and 1.7 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                          "Restricted Securities" shall mean the securities of
the Company required to bear the legend set forth in Section 1.3 hereof (or any similar legend).

                          "Securities Act" shall mean the Securities Act of
1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                          "Selling Expenses" shall mean all underwriting
discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for any Holder.

                 1.3 Restrictive Legend. Each certificate representing shares of Registrable Securities shall (unless otherwise permitted by the provisions of Section 1.4 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

                 "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION."

                 1.4 Notice of Proposed Transfers. The Holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this





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Section 1.4.  Prior to any proposed transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied (except in transactions in compliance with Rule 144) by either (i) an unqualified written opinion of legal counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company; provided, however, that no opinion or no action letter need be obtained with respect to a transfer to (A) a partner, active or retired, of a Holder, (B) the estate of any such partner, or (C) an Affiliate of a Purchaser, if the transferee agrees to be subject to the terms hereof. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 1.3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

                 1.5      Requested Registration.

                          1.5.1   Request for Registration.  In case the
Company shall receive from any Holder or Holders of greater than fifty percent (50%) of the Registrable Securities then outstanding a written request that the Company effect any registration, qualification or compliance with respect to thirty percent (30%) or more of the Registrable Securities, or with respect to a lesser number of shares of Registrable Securities if the reasonably anticipated aggregate sales price to the public of the shares proposed to be sold, net of underwriting discounts and commissions, exceeds $7,000,000, the Company will:

                               (i)         promptly give written notice of the
proposed registration, qualification or compliance to all other Holders; and

                              (ii)         as soon as practicable, use its
diligent efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty
(20) days after receipt of such written notice from the





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Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.5.1:

                                        (A)     In any particular jurisdiction
in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act, Blue Sky or other state securities laws;

                                        (B)     After the Company has effected
two such registrations pursuant to this subparagraph 1.5.1, such registrations have been declared or ordered effective and the securities offered pursuant to such registrations have been sold;

                                        (C)     During the period starting with
the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date one hundred eighty (180) days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                                        (D)     If the Company shall furnish to
such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 1.5.1 shall be deferred for a period not to exceed 180 days from the date of receipt of written request from the Holders referred to in Section 1.5.1 above; or

                                        (E)     If the Company and the Holders
are unable to obtain the commitment of the underwriter selected by the Holders (subject to the consent of the Company, which shall not be unreasonably withheld) to firmly underwrite the offer.

         Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Holder or Holders.

                          1.5.2  Purchasers' Request for Registration.  In case
the Company shall receive from any Purchaser or Purchasers holding Registerable Securities then outstanding a written request that the Company effect any registration, qualification or compliance with respect to Registrable Securities with a reasonably anticipated aggregate sales price to the public of shares proposed to be sold, net of underwriting discounts and commissions, exceeding $7,000,000, the Company will:

                               (i)         promptly give written notice of the
proposed registration, qualification or compliance to all other Holders; and





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                              (ii)         as soon as practicable, use its
diligent efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty
(20) days after receipt of such written notice from the Company;

         Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.5.2:

                                        (A)     In any particular jurisdiction
in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act, Blue Sky or other state securities laws;

                                        (B)     Prior to two (2) years after
an Initial Public Offering of the Company;

                                        (C)     After the Company has effected
one (1) such registration pursuant to this subparagraph 1.5.2, such registration has been declared or ordered effective and the securities offered pursuant to such registration have been sold;

                                        (D)     During the period starting with
the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date one hundred eighty (180) days immediately following the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                                        (E)     If the Company shall furnish to
Purchasers a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 1.5.2 shall be deferred for a period not to exceed 180 days from the date of receipt of written request from Purchasers; or

                                        (F)     If the Company and the
Purchasers are unable to obtain the commitment of the underwriter selected by Purchasers (subject to the consent of the Company, which shall not be unreasonably withheld) to firmly underwrite the offer.





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         Subject to the foregoing clauses (A) through (F), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request of the Purchasers.

                          1.5.3   Underwriting.  In the event a registration
pursuant to Section 1.5 is for a registered public offering involving an underwriting, the Company shall so advise the Holders in the written notice referred to in Sections 1.5.1(i) and 1.5.2(i). The right of any Holder to registration pursuant to Section 1.5 shall be conditioned upon such Holder's participation in such underwriting, and the inclusion of such Holder's Registrable Securities in the underwriting shall be limited to the extent provided herein.

         The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by (i) a majority in interest of the Holders (subject to the consent of the Company which shall not be unreasonably withheld) in connection with a registration pursuant to Section 1.5.1, or (ii) the Purchasers (subject to the consent of the Company which shall not be unreasonably withheld) in connection with a registration pursuant to Section 1.5.2. Notwithstanding any other provision of this Section 1.5, if the managing underwriter advises the Holders or Purchasers, as the case may be, initiating the registration in writing that marketing factors require a limitation of the number of shares to be underwritten, then, subject to the provisions of Sections 1.5.1 and 1.5.2, the Company shall so advise all Holders and the number of shares that may be included in the registration and underwriting shall be allocated (i) in the case of a registration pursuant to Section 1.5.1, among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement and (ii) in the case of a registration pursuant to Section 1.5.2, (A) first among the Purchasers in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Purchasers at the time of filing the registration statement and (B) second to the extent available, to any Holder other than a Purchaser in proportion, as nearly as practicable, to the respective amounts of Registerable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares.

         If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the other Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 1.5.3. Any securities excluded or withdrawn from such underwriting shall be withdrawn from





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such registration, and shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require; provided however, with respect to any Purchaser, for any registration after the date two years after an Initial Public Offering of the Company, such Purchaser shall only be subject to the transfer restrictions contained in this Section 1.5.3 if they register shares in such registration.

                 1.6      Company Registration.

                          1.6.1   Notice of Registration.  If at any time after
the completion of the Company's initial public offering the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

                                  (i)      promptly give to each Holder written
notice thereof; and

                                 (ii)      include in such registration (and
any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder or Holders, or by any other holders of the securities granted registration rights by the Company.

                          1.6.2   Underwriting.  In the event the Company gives
notice of a registered public offering pursuant to Section 1.6 involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.6.1. In such event the right of any Holder to registration pursuant to Section 1.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting shall be subject to the limitations provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.6, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of securities to be included in the secondary portion of such registration. The Company shall so advise all Holders and the other holders distributing their securities through such underwriting, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all holders thereof in proportion, as nearly as practicable, to the respective amounts of securities entitled to inclusion in such registration held by all such holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares. If any Holder or holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be





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withdrawn from such registration, and shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require; provided however, with respect to any Purchaser, for any registration after the date two years after an Initial Public Offering of the Company, such Purchaser shall only be subject to the transfer restrictions contained in this Section 1.6.2 if they register shares in such registration.

                          1.6.3   Right to Terminate Registration.  The Company
shall have the right to terminate or withdraw any registration initiated by it under this Section 1.6 prior to the effectiveness of such registration whether or not any Holder or holder has elected to include securities in such registration.

                 1.7      Registration on Form S-3.

                          1.7.1   If any Holder or Holders request that the
Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of Registrable Securities the reasonably anticipated aggregate price to the public of which would exceed $1,500,000 and the Company is entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one registration pursuant to this Section 1.7 in any twelve (12) month period or in excess of two registrations under this Section 1.7.

                          1.7.2   Notwithstanding the foregoing, the Company
shall not be obligated to take any action pursuant to this Section 1.7: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act, Blue Sky or other state securities laws; (ii) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (iii) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, in which event the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed one hundred eighty (180) days from the receipt of the request to file such registration by such Holder.

                 1.8 Expenses of Registration. All Registration Expenses incurred in connection with two registrations, qualifications or compliance pursuant to Section 1.5.1 or pursuant to Sections 1.6 and 1.7, shall be borne by the Company. Registration Expenses incurred in connection





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with a registration, qualification or compliance pursuant to Section 1.5.2 shall be borne by the Purchasers unless either (i) the Company registers shares for its own account or (ii) Holders (other than the Purchasers) holding greater than 20% of the Registerable Securities register shares in connection with such registration, qualification or compliance, in which case the Company shall bear all Registration Expenses associated with the registration, qualification or compliance. Unless otherwise stated, all Selling Expenses relating to securities registered by the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

                 1.9 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                                  1.9.1    Keep such registration,
qualification or compliance effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; and

                                  1.9.2    Furnish such number of prospectuses
and other documents incident thereto as a Holder from time to time may reasonably request.

                 1.10 Termination of Registration Rights. The registration rights granted pursuant to this Section 1 shall terminate as to each Holder at such time as all Registrable Securities acquired by such Holder pursuant to this Agreement can be sold within a given three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 or other applicable exemption supported by a written opinion of legal counsel for the Company which shall be reasonably satisfactory in form and substance to legal counsel for such Holder.

                 1.11     Lock-up Agreement.

                          1.11.1  In consideration for the Company agreeing to
its obligations under this Section 1, each Holder, other than a Purchaser, and each transferee of any such Holder pursuant to Section 1.15 hereof agrees (but only if each officer, director, shareholder owning beneficially ten percent (10%) or more of the Company's equity securities, and each shareholder selling shares in such offering also agrees), in connection with any registration of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities or other securities of the Company (other than those included in the registration) without the prior written consent of the underwriters, for one hundred eighty (180) days from the date of the final prospectus related to the offering. The Company may impose stop-transfer instructions with respect to such securities subject to the foregoing restriction until the end of said period.

                          1.11.2  In consideration for the Company agreeing to
its obligations under this Section 1, each Purchaser and each transferee of such Purchaser pursuant to Section 1.15 hereof agrees (but only if each officer, director, shareholder owning beneficially ten percent (10%) or more





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of the Company's equity securities, and each shareholder selling shares in such offering also agrees), in connection with the first registration (an "Initial Public Offering") of the Company's securities for its own account to be offered to the general public (other than a registration relating to a Rule 145 transaction or with respect to an employee benefit plan) and in connection with any subsequent registration of the Company's securities that occurs within the two-year period after the closing of an Initial Public Offering, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities or other securities of the Company (other than those included in the registration) without the prior written consent of the underwriters, for one hundred eighty (180) days from the date of the final prospectus related to the offering. The Company may impose stop-transfer instructions with respect to such securities subject to the foregoing restriction until the end of said period.

                 1.12     Indemnification.

                          1.12.1  The Company will indemnify each Holder, each
of its officers, directors and partners, such Holder's legal counsel and independent accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this
Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, each person controlling such Holder, and each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

                          1.12.2  Each Holder will, if Registrable Securities
held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of such Holder's officers and directors and each person controlling such Holder within the meaning of

Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters and control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the proceeds to each such Holder of Registrable Securities sold as contemplated herein, unless such liability arises out of or is based upon willful conduct of such Holder.

                          1.12.3  Each party entitled to indemnification under
this Section 1.12 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                 1.13 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

                 1.14 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

                          1.14.1  Make and keep public information available,
as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                          1.14.2  Use its best efforts then to file with the
Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (at any time after it has become subject to such reporting requirements);

                          1.14.3  So long as a Holder owns any Restricted
Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of an Initial Public Offering) and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

                 1.15 Transfer of Registration Rights. The rights to cause the Company to register securities granted Holders under Sections 1.5, 1.6 and
1.7 may be assigned to a transferee or assignee in connection with transfer or assignment of not less than twenty percent (20%) of the Restricted Securities originally acquired by a Holder pursuant to this Agreement, provided that (i) the Company is given written notice of such assignment at least thirty (30) days prior to such assignment, and (ii) such proposed transferee or assignee is acceptable to the Company, which acceptance shall not be unreasonably withheld. In addition, rights to cause the Company to register securities may be freely assigned to any constituent partner of a Holder, where such Holder is a partnership, or to any parent or subsidiary corporation or any officer, director or principal shareholder thereof, where such Holder is a corporation, or to any Affiliate of a Holder. For the purposes of this Section 1.15, all shares of Restricted Securities transferred to former partners or Affiliates of any Holder that is an institutional investor may be aggregated in meeting any minimum number of shares required to be held by such Holder, or partners, former partners or Affiliates thereof.

         2.      Miscellaneous.

                 2.1 No Inconsistent Agreements. The Company shall not, after the date hereof, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or grant any additional registration rights to any Person or with respect to any securities which are not Registrable Securities which are prior in right to or inconsistent with the rights granted in this Agreement, except as provided in Section 2.6.

                 2.2 Remedies. The Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

                 2.3 Governing Law. This Agreement shall be governed in all respects by and construed in all respects in accordance with the laws of the State of California.

                 2.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, transferees, executors and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Company shall use commercially reasonable efforts to attempt to cause its successors or assigns (whether by merger, consolidation or otherwise) to enter into a new registration rights agreement with the Holders on terms substantially similar to this Agreement as a condition of such transaction.

                 2.5 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to registration rights and shall supersede all previous registration rights contained in any agreement(s) previously entered into between the parties hereto.

                 2.6 Amendment and Waiver. This Agreement, or any provision hereof, may be amended or waived only in writing signed by (i) the Company, (ii) each Purchaser and (iii) Holders of a majority of the Registrable Securities, and any amendment or waiver so approved shall be binding upon all Holders (including any transferee of Registerable Securities); provided, however, that during any twelve-month period, the Company may, upon approval by the Board of Directors of the Company, at any time and from time to time, amend this Agreement, without the consent of the Purchasers and the Holders of a majority of the Registrable Securities, to add as parties to and Holders under this Agreement any holders of the Company's Registrable Securities as long as
(i) the number of securities held by such holders, in the aggregate does not exceed one percent (1%) of the Company's outstanding capital stock and (ii) such new Holder shall be granted identical rights provided to the Holders that are not Purchasers. Outstanding capital stock of the Company shall be calculated as if all of the Company's outstanding convertible securities (including preferred stock, options and warrants) had been exercised or converted into Common Stock.

                 2.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company or to any Holder upon any breach or default of any party hereto under this Agreement shall impair any such right, power or remedy of the Company or such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company or any Holder of any breach or default under this Agreement or any waiver on the part of the Company or any Holder of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to the Company or any Holder, shall be cumulative and not alternative.

                 2.8 Notices, etc. All notices and other communications required or permitted under this Agreement shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Holder or any other holder of any Registrable Securities, at such address as such Holder or holder shall have furnished the Company in writing, or, until any such Holder or holder so furnishes an address to the Company, then to and at the address of the last Holder or holder who has so furnished an address to the Company, (b) if to the Company, at the address of its principal executive officers and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Holder and (c) if to a Purchaser, at the address set forth in the Stock Purchase Agreement (including a copy to counsel as indicated therein).

                 2.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                 2.10 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                 2.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.



                                      PROBUSINESS CENTERS, INC.


                                      By:
                                          -----------------------
                                          Thomas H. Sinton
                                          President and Chief Executive Officer

                               PROBUSINESS, INC.
               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
                           PURCHASERS' SIGNATURE PAGE



GENERAL ATLANTIC PARTNERS, 39, L.P.
GAP COINVESTMENT PARTNERS, L.P.
General Atlantic Service Corporation
3 Pickwick Plaza
Greenwich, Connecticut 06830



---------------------------------------------------
         (Printed Name of Purchaser)



---------------------------------------------------
         (Signature)



---------------------------------------------------
         (Title, if Applicable)

                               PROBUSINESS, INC.
               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
                        ORIGINAL HOLDERS' SIGNATURE PAGE



                                                   ---------------------------
                                                   (Printed Name of Holder)



                                                   ---------------------------
                                                   (Signature)



                                                   ---------------------------
                                                   (Title, if Applicable)






                                      -18-